UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No. )

_____________________________
Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[X]    Preliminary Proxy Statement
[ ]    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material under Section 240.14a-12
PRINCIPAL EXCHANGE-TRADED FUNDS
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all the boxes that apply):
[X]    No fee required.
[ ]    Fee paid previously with preliminary materials.
[ ]    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Principal Exchange-Traded Funds 711 High Street, Des Moines, IA 50392 515 247 5111 tel
April __, 2026
Dear Shareholder:
A Special Meeting of Shareholders (including any postponements or adjournments, the "Meeting") of the Principal Capital Appreciation Select ETF (the "Fund"), a series of Principal Exchange-Traded Funds ("PETF"), will be held on June 25, 2026, at 11:00 a.m., Central Time, at 801 Grand Avenue, Des Moines, Iowa 50392.
At the Meeting, shareholders of the Fund will be asked to approve a change to the Fund's sub-classification under the Investment Company Act of 1940, as amended, from "diversified" to "non-diversified" and to change the related fundamental investment restriction.
Enclosed you will find a Notice of Special Meeting of Shareholders, a Proxy Statement, and the proxy card for shares of the Fund you owned as of the close of business on April 13, 2026, the record date for the Meeting (the "Record Date"). The Proxy Statement provides background information and describes in detail the proposal to be voted on at the Meeting.
The PETF Board of Trustees has approved the proposal for the Fund and recommends that you vote “For” the proposal.
For your shares to be voted at the Meeting, we urge you to read the Proxy Statement and then vote in one of the following three ways:
By Internet: Follow the instructions located on your proxy card. Be sure you have your control number, as printed on your proxy card, available at the time you log on.
By Phone: The phone number is located on your proxy card. Be sure you have your control number, as printed on your proxy card, available when you call.
By Mail: Vote, sign, and date your proxy card and return in the postage-paid envelope provided in this proxy package, allowing sufficient time for receipt prior to the Meeting.
Shareholders may also vote their shares in person at the Meeting. Shareholders may call 1-800-222-5852 to obtain instructions on how to attend the Meeting and vote their shares in person.
We appreciate you taking the time to respond to this matter. Your vote is important. If you have questions regarding the Meeting or these proxy materials, please call 1-800-222-5852.

Sincerely,

Kamal Bhatia
Trustee, President, and Chief Executive Officer
Principal Exchange-Traded Funds

PRINCIPAL EXCHANGE-TRADED FUNDS
711 High Street
Des Moines, Iowa 50392
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To the Shareholders of the Principal Capital Appreciation Select ETF:
Notice is hereby given that a Special Meeting of Shareholders (including any postponements or adjournments, the "Meeting") of the Principal Capital Appreciation Select ETF (the "Fund"), a series of Principal Exchange-Traded Funds ("PETF"), will be held on June 25, 2026, at 11:00 a.m., Central Time, at 801 Grand Avenue, Des Moines, Iowa 50392.
A Proxy Statement providing information about the following proposal to be voted on at the Meeting is included with this Notice. The Meeting is being held to consider and vote on such proposal, as well as any other business that may properly come before the Meeting.
Proposal:    Approval to change the Fund's sub-classification under the Investment Company Act of 1940, as amended, from "diversified" to "non-diversified" and to change the related fundamental investment restriction.
The PETF Board of Trustees has approved the proposal for the Fund and recommends that you vote "For" the proposal.
Approval of the proposal for the Fund requires the affirmative vote of the holders of at least a "Majority of the Outstanding Voting Securities" (as defined in the accompanying Proxy Statement under "Voting Information - Voting Rights") of the Fund.
Each Fund shareholder of record as of the close of business on April 13, 2026, the record date for the Meeting, is entitled to receive notice of and to vote at the Meeting. Shareholders may vote their shares, change their vote, and revoke their proxy at any time before it is voted at the Meeting by following the procedures outlined in the accompanying Proxy Statement under "Voting Information - Voting Procedures."
Your vote is important. No matter how many shares you own, please vote. To save on costs of additional solicitations, please review the proxy materials and vote today.

For the Board of Trustees

Deanna Y. Pellack
Counsel and Secretary
Principal Exchange-Traded Funds
Dated: April __, 2026
Important Notice Regarding Availability of Proxy Materials for the Special Meeting of Shareholders to be Held on June 25, 2026.
The Notice of Special Meeting of Shareholders, Proxy Statement, and Form of Proxy Card are available on the Internet at https://proxyvotinginfo.com/p/prinetf.

TABLE OF CONTENTS

		Page

Introduction		3
Voting Information		4
Proposal	Approval to change the Fund's sub-classification under the Investment Company Act of 1940, as amended, from "diversified" to "non-diversified" and to change the related fundamental investment restriction	6
Other Matters		8
Appendix A	Outstanding Shares and Share Ownership	A-1

PRINCIPAL EXCHANGE-TRADED FUNDS
711 High Street
Des Moines, Iowa 50392
 PROXY STATEMENT
SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 25, 2026
INTRODUCTION
This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Trustees (the "Board") of Principal Exchange-Traded Funds ("PETF") to be used at a Special Meeting of Shareholders (including any postponements or adjournments, the "Meeting") of the Principal Capital Appreciation Select ETF (the "Fund"), a series of PETF, to be held on June 25, 2026, at 11:00 a.m., Central Time. This Proxy Statement and accompanying forms of proxy cards will be sent to Fund shareholders on or about April 27, 2026. Fund shareholders of record as of the close of business on April 13, 2026 are entitled to vote on the proposal, as set forth below.
PETF is a Delaware statutory trust and an open-end management investment company registered with the Securities and Exchange Commission (“SEC”) under the Investment Company Act of 1940, as amended (the “1940 Act”). PETF currently offers 12 separate series, including the Fund.
Principal Global Investors, LLC ("PGI") is the investment advisor to all series of PETF, including the Fund. PGI is an indirect, wholly owned subsidiary of Principal Financial Group, Inc. The address of PGI is in care of the Principal Financial Group, 711 High Street, Des Moines, Iowa 50392. ALPS Distributors, Inc., 1290 Broadway, Suite 1100, Denver, Colorado 80203, is the principal underwriter and distributor of Creation Units for the Fund. State Street Bank and Trust Company, 100 Huntington Avenue, Copley Place CPH0255, Tower 1, Floor 2, Boston, MA 20116, serves as the Fund's sub-administrator.
PETF will furnish, without charge, copies of its most recent annual and semi-annual shareholder reports to any shareholder upon request. To obtain a copy of a report, please contact the Fund by calling the Shareholder Services Department toll-free at 1-800-222-5852 or by writing to the Fund, c/o ALPS Distributors, Inc., 1290 Broadway, Suite 1000, Denver, CO 80203. Copies of the Fund's most recent annual and semi-annual shareholder reports can also be obtained at www.PrincipalAM.com/ETFProspectuses or on the SEC's EDGAR Database on its Internet site at www.sec.gov.

VOTING INFORMATION
Voting Procedures. Please vote your shares by returning the enclosed proxy card(s) in the enclosed postage-paid envelope or by following the instructions on the proxy card(s) for voting by Internet or telephone. Shareholders who wish to attend the Meeting in person may call 1-800-222-5852 to obtain instructions on how to attend the Meeting and vote their shares in person.
If you properly complete and return the enclosed proxy card(s) (or if you give your proxy by Internet or telephone), the persons named on the card(s) as proxies will vote your shares as you indicate on the card(s) (or as you instruct by Internet or telephone) or "For" approval of the proposal if you do not give an indication. You may change your vote or revoke your proxy at any time before it is voted at the Meeting in any of the following ways:
(i)by sending a written notice of revocation to the Meeting Secretary of Principal Exchange-Traded Funds, in care of Principal Financial Group, 711 High Street, Des Moines, Iowa 50392;
(ii)by submitting another properly completed and signed proxy card at a later date to the Meeting Secretary of Principal Exchange-Traded Funds, in care of Principal Financial Group, 711 High Street, Des Moines, Iowa 50392;
(iii)by submitting another proxy by the Internet or telephone at a later date; or
(iv)being present and voting in person at the Meeting after giving oral notice of the revocation to the Chair of the Meeting.
Voting Rights. Only Fund shareholders of record as of the close of business on April 13, 2026 (the “Record Date”) are entitled to notice of and to vote at the Meeting. You are entitled to one vote on the proposal for each share of the Fund you hold, and fractional votes for fractional shares held.
For approval, the proposal requires the affirmative vote of a “majority of the outstanding voting securities,” which is defined in the 1940 Act to mean, with respect to the Fund, the affirmative vote of the lesser of (1) 67% or more of the voting securities of the Fund present in person or by proxy at the Meeting, if the holders of more than 50% of the outstanding voting securities of the Fund are present in person or by proxy, or (2) more than 50% of the outstanding voting securities of the Fund (such lesser amount being a “Majority of the Outstanding Voting Securities”). Under this definition, the proposal could be approved by as little as approximately one-third of the outstanding voting securities of the Fund.
The number of votes eligible to be cast at the Meeting as of the Record Date and other share ownership information are set forth in Appendix A to this Proxy Statement.
Quorum Requirements; Abstentions and Broker Non-Votes. A quorum must be present at the Meeting for the transaction of business by the Fund. The presence in person or by proxy of one-third of the shares of the Fund outstanding at the close of business on the Record Date constitutes a quorum for a meeting of the Fund.
Abstentions, if any, will be considered present for purposes of determining the existence of a quorum but will be disregarded in determining the votes cast on the proposal. As a result, because the proposal requires the affirmative vote of a Majority of the Outstanding Voting Securities, as defined above, abstentions will have the effect of a vote against the proposal.
Broker non-votes, if any, will also be considered present for purposes of determining the existence of a quorum. The Fund understands that, under the rules of the New York Stock Exchange, brokers and nominees may, for certain "routine" matters, grant certain discretionary authority to the proxies identified on the proxy card to vote without instructions from their customers if no instructions have been received prior to the date specified in the broker's or nominee's requests for voting instructions. A "broker non-vote" occurs when a broker or nominee indicates it has not received voting instructions from a shareholder and is barred from voting the shares without such shareholder instructions because the proposal is considered non-routine under the rules of the New York Stock Exchange. Broker non-votes typically occur when both routine and non-routine proposals are being considered at a meeting. The proposal is considered non-routine under the rules of the New York Stock Exchange. Accordingly, because shareholders are being asked to vote only on that proposal, it is expected that there will be no broker non-votes at the Meeting.

If the necessary quorum to transact business or the vote required to approve the proposal is not obtained at the Meeting, the persons named as proxies or any shareholder present at the Meeting may propose one or more adjournments of the Meeting in accordance with applicable law to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the shares of the Fund present in person or by proxy at the Meeting. The persons named as proxies and any shareholder present at the Meeting will vote for or against any adjournment in their discretion.
Solicitation Procedures. PETF intends to solicit proxies by mail. Officers of PETF or officers or employees of PETF or its affiliates may make additional solicitations by telephone, Internet, or personal contact. They will not be specially compensated for these services. Brokerage houses, banks, and other fiduciaries may be requested to forward soliciting materials to their customers and to obtain authorization for the execution of proxies. For those services, PETF will reimburse them for their out-of-pocket expenses. PETF has retained the services of a professional proxy soliciting firm, Sodali & Co. Fund Solutions, to assist in soliciting proxies and provide other services in connection therewith and estimates that the cost of such services will be approximately $271,000.
Expenses of the Meeting. PGI will pay the expenses of the Meeting, including those associated with the preparation and distribution of proxy materials and the solicitation of proxies.

PROPOSAL
APPROVAL TO CHANGE
THE FUND'S SUB-CLASSIFICATION UNDER THE INVESTMENT COMPANY ACT OF 1940,
AS AMENDED, FROM "DIVERSIFIED" TO "NON-DIVERSIFIED" AND
TO CHANGE THE RELATED FUNDAMENTAL INVESTMENT RESTRICTION
The Fund's investment objective is to seek long-term growth of capital. The Fund invests primarily in equity securities of U.S. companies with any market capitalization, but it has a greater exposure to large market capitalization companies than small or medium market capitalization companies. Although there is no restriction on the size of the companies in which the Fund invests, most of the Fund's investments typically include companies with a market capitalization over $10 billion at the time of purchase. Those managing the Fund’s investments seek to invest in securities of businesses that they believe are trading at a discount to their private market value (i.e., the value of the business if it was sold), have a competitive advantage, and/or that have barriers to entry in their respective industries. The Russell 1000 Index (the "Index") is the Fund's primary broad-based index.
Currently, the Fund is sub-classified as a “diversified” fund for purposes of Section 5(b) of the 1940 Act and has adopted a related fundamental investment restriction. As a result, the Fund is limited as to the amount it may invest in any single issuer. Specifically, with respect to 75% of its total assets, the Fund may not invest in a security if, as a result of such investment, more than 5% of its total assets (calculated at the time of purchase) would be invested in securities of any one issuer. Additionally, with respect to 75% of its total assets, the Fund may not hold more than 10% of the outstanding voting securities of any one issuer. These restrictions do not apply to U.S. government securities, securities of other investment companies, or cash and cash items (including receivables).
Subject to approval of the Fund's shareholders, the Board has approved a change to the Fund's sub-classification under the 1940 Act to a “non-diversified” company and a change to the Fund's related fundamental investment restriction. This fundamental investment restriction, which may only be changed with shareholder approval, currently provides that the Fund, as a fundamental policy, has "elected to be treated as a 'diversified' investment company, as that term is used in the 1940 Act, as amended, and as interpreted, modified, or otherwise permitted by regulatory authority having jurisdiction, from time to time." If approved by the Fund's shareholders, the Fund will change this fundamental investment restriction so it provides that the Fund, as a fundamental policy, has "elected to be non-diversified." In determining to approve the change to a "non-diversified" fund, the Board considered information from PGI regarding the potential impact of the change on the Fund and its shareholders. The Board approved the change based on recommendations of PGI for the reasons set forth below.
As noted above, the Fund invests significantly in equity securities of U.S. companies with large market capitalizations. Over the last few years, significant market concentration has developed in large capitalization U.S. equities, and the weightings of several companies in the Index have increased significantly. For example, certain large Index constituents have grown to represent more than 5% of the Index and, at times, significantly greater percentages, and the Fund would become a "non-diversified" fund if it invested in these constituents in the same proportion as the Index. Additionally, due to the market value increase of companies with mega market capitalizations in the information technology and communication services sectors, the current diversification rule requirements pose difficulties for the Fund's portfolio management teams to fully express conviction in these positions while also maintaining the same level of sector neutrality and diversification that is currently required from a "diversified" fund. Although the Fund's portfolio management team does not manage to the Index, the Index is an important performance comparison, and adhering to the Fund's current diversification requirements could impact the portfolio management team's holdings allocation, potentially impacting performance. Changing the Fund's status to "non-diversified" would give the Fund's portfolio management team enhanced flexibility to continue to pursue the Fund's investment strategy. No material changes to the Fund's investment strategy are expected if shareholders of the Fund approve this proposal.
If Fund shareholders approve this proposal, the Fund may be subject to additional investment risks. As a "non‑diversified" fund, the Fund would be permitted to invest a greater percentage of its assets in fewer issuers than a "diversified" fund. As a result, the Fund may be more susceptible to adverse developments affecting any single issuer held in its portfolio and may be more susceptible to greater losses because of these developments. Accordingly, if Fund shareholders approve this proposal, the Fund could be subject to greater risk than it currently is subject to as a "diversified" fund. No other material changes to the Fund's risks are expected if shareholders of the Fund approve this proposal.

Even if Fund shareholders approve this proposal, the Fund intends to continue to comply with federal tax diversification restrictions of Subchapter M of the Internal Revenue Code of 1986, as amended (the “IRC”). For purposes of the IRC, the Fund operates as a “regulated investment company.” As a regulated investment company under the IRC, the Fund must diversify its holdings so that, in general, at the close of each quarter of its taxable year, (i) at least 50% of the fair market value of the Fund's total (gross) assets is comprised of cash, cash items, U.S. government securities, securities of other regulated investment companies, and other securities limited in respect of any one issuer to an amount not greater in value than 5% of the value of the Fund's total assets and to not more than 10% of the outstanding voting securities of such issuer; and (ii) not more than 25% of the value of its total (gross) assets is invested in the securities of any one issuer (other than U.S. government securities and securities of other regulated investment companies), two or more issuers controlled by the Fund and engaged in the same, similar, or related trades or businesses, or certain publicly traded partnerships. These federal tax diversification requirements, or the Fund's determination to comply with them, may change in the future without shareholder approval.
If Fund shareholders do not approve this proposal for the Fund, the Fund will remain “diversified” and subject to the related fundamental investment restriction.
The 1940 Act rules permit a fund that is sub-classified as "non-diversified" to operate temporarily as "diversified" without a formal, shareholder-approved sub-classification change as long as the fund was diversified for less than three consecutive years. As a result, if Fund shareholders approve the proposal, the Fund may from time to time operate as "diversified" based upon prevailing market conditions and investment opportunities. If the Fund operates as "diversified" for more than three consecutive years, the Fund's formal sub-classification would automatically revert back to "diversified" from "non-diversified," without shareholder approval. Notwithstanding the foregoing, it is the current intention to operate the Fund as "non-diversified" if Fund shareholders approve the proposal.

OTHER MATTERS
PETF does not know of any matters to be presented at the Meeting other than the proposal described in this Proxy Statement. If any other matters properly come before the Meeting, the shares represented by proxies will be voted in accordance with the best judgment of the person or persons voting the proxies.
PETF is not required to hold annual meetings of shareholders and, therefore, cannot determine when the next meeting of shareholders will be held. Shareholder proposals to be presented at any future meeting of shareholders of PETF or any PETF Fund must be received by PETF a reasonable time before PETF commences soliciting proxies for that meeting in order for such proposals to be considered for inclusion in the proxy materials related to that meeting. The Fund has adopted procedures by which shareholders may recommend nominees to the Fund's Board. A copy of the procedures can be found in the Nominating and Governance Committee Charter at https://secure02.principal.com/publicvsupply/GetFile?fm=MM13013&ty=VOP&EXT=.VOP.
Only one copy of this Proxy Statement may be mailed to households, even if more than one person in a household is a Fund shareholder of record, unless PETF has received instructions to the contrary. If you need additional copies of this Proxy Statement, or if you do not want the mailing of a Proxy Statement to be combined with those for other members of your household in the future, or if you are receiving multiple copies and would rather receive just one copy for the household, please contact the Shareholder Services Department toll-free at 1-800-222-5852 or by writing to PETF at Principal Exchange-Traded Funds, c/o ALPS Distributors, Inc., 1290 Broadway, Suite 1000, Denver, CO 80203. PETF will promptly deliver, upon request, a separate copy of this Proxy Statement to any shareholder residing at an address to which only one copy was mailed.
BY ORDER OF THE BOARD OF TRUSTEES
April __, 2026
Des Moines, Iowa
It is important that proxies be returned promptly. Therefore, you are urged to complete, sign, date, and return the proxy card(s) in the enclosed envelope or vote your proxy by Internet or telephone immediately.

[TO BE FILED BY AMENDMENT]
APPENDIX A
OUTSTANDING SHARES AND SHARE OWNERSHIP
The following table shows, as of the Record Date, the number of shares outstanding and entitled to vote for the Fund.

ETF	Shares Outstanding
Principal Capital Appreciation Select ETF
As of the Record Date, the PETF trustees and officers together owned beneficially [to be filed by amendment] of the outstanding shares of the Fund.
As of the Record Date, the following persons owned of record, or were known by PETF to own beneficially, 5% or more of the outstanding shares of the Fund.

ETF	Percent of Ownership	Number of Shares	Name and Address of Owner
Principal Capital Appreciation Select ETF
A-1

PO Box 211230, Eagan, MN 55121-9984

VOTE BY MAIL
1.	Read the proxy statement.
2.	Check the appropriate box(es) on the reverse side of the proxy card.
3.	Sign, date and return the proxy card in the envelope provided.

PRINCIPAL CAPITAL APPRECIATION SELECT ETF
A SERIES OF PRINCIPAL EXCHANGE-TRADED FUNDS (“PETF”)
PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 25, 2026
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES
The undersigned shareholder of Principal Capital Appreciation Select ETF (the “Fund”) hereby appoints each of Laura B. Latham, David P. Michalik, Deanna Y. Pellack, Adam U. Shaikh, and John L. Sullivan, collectively or individually, as his or her attorney-in-fact and proxy, with the power of substitution of each, to vote and act with respect to all shares of the Fund, which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held on June 25, 2026 at 801 Grand Avenue, Des Moines, Iowa 50392 at 11:00 a.m. Central Time and at any adjournment thereof.
The attorneys named will vote the shares represented by this proxy in accordance with the choice made on this ballot. IF THIS PROXY IS PROPERLY EXECUTED BUT NO CHOICE IS INDICATED AS TO THE PROPOSAL, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL. DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT THEREOF.

CONTROL NUMBER

AUTHORIZED SIGNATURE(S)
This section must be completed for your vote to be counted.

Signature(s) and Title(s), if applicable	Sign in the box above

Date

Note: Please sign exactly as your name(s) appear(s) on this proxy card. If signing for estates, trusts, or other fiduciaries, your title or capacity should be stated and where more than one name appears, a majority must sign. If shares are held jointly, one or more joint owners should sign personally. If a corporation, the signature should be that of an authorized officer who should state his or her title.

Principal ETF 100404

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Shareholders to be
held on June 25, 2026.
The Proxy Statement for this Meeting is available at https://proxyvotinginfo.com/p/prinetf
YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN.
PLEASE CAST YOUR VOTE TODAY!
YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE COUNTED.
IF YOU ARE NOT VOTING BY PHONE OR INTERNET, PLEASE SIGN AND DATE THIS PROXY CARD ON THE
REVERSE SIDE AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

↓	Please detach at perforation before mailing.	↓

This proxy is solicited on behalf of the Board of Trustees. It will be voted as specified.
If no specification is made, this proxy shall be voted “FOR” the proposal.
The Board of Trustees has voted in favor of the proposal and recommends that you vote “FOR” the proposal.
TO VOTE, MARK BOX(ES) BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

		FOR	AGAINST	ABSTAIN
1.	Approval to change the Fund's sub-classification under the Investment Company Act of 1940, as amended, from "diversified" to "non-diversified" and to change the related fundamental investment restriction.	☐	☐	☐

Transact such other business as may properly come before the Meeting.

Principal ETF 100404